        As filed with the Securities and Exchange Commission on July 31, 1998
                                                  Registration No. 333-
                                                                       ---------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                               -----------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                               -----------------------
                                 SCHULER HOMES, INC.
                (Exact name of registrant as specified in its charter)

            DELAWARE                                      99-0293125
  (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                           828 FORT STREET MALL, 4TH FLOOR
                                HONOLULU, HAWAII 96813
                 (Address of principal executive offices) (Zip Code)

                               -----------------------
                SCHULER HOMES, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of the Plans)

                               -----------------------
                                   JAMES K. SCHULER
             CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 SCHULER HOMES, INC.
               828 FORT STREET MALL, 4TH FLOOR, HONOLULU, HAWAII 96813
                       (Name and address of agent for service)
                                    (808) 521-5661
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE



------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

                                                                   Proposed            Proposed
         Title of                                                  Maximum              Maximum
        Securities                          Amount                 Offering            Aggregate           Amount of
          to be                             to be                   Price              Offering          Registration
        Registered                       Registered(1)            per Share(2)          Price(2)             Fee
        ----------                       -------------            ---------             -----                ---

Schuler Homes, Inc.
1998 Employee Stock Purchase Plan
---------------------------------
Common Stock, $0.01 par value            500,000 shares            $6.875            $3,437,500.00        $1,015.00


------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------



(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Schuler Homes, Inc. 1998 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Schuler Homes, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Schuler Homes, Inc. on July 28, 1998, as reported by the Nasdaq National Market.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     Schuler Homes, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

       (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the SEC on March 31, 1998;

       (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the SEC on May 14, 1998;

       (c) The Registrant's Current Reports on Form 8-K filed with the SEC on April 17, 1998 and May 7, 1998; and

       (d) The Registrant's Registration Statement No. 00-19891 on Form 8-A filed with the SEC on February 27, 1992 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

       All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  DESCRIPTION OF SECURITIES

Not Applicable.


Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.



Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Section 145 of the General Corporation Law of the state of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.
The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of this duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

       In accordance with Delaware Law, the certificate of incorporation of the Company contains a provision to limit the personal liability of the directors of the Registrant for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

       Article 5 of the Bylaws of the Registrant provides for indemnification of the officers and directors of the Registrant to the fullest extent permitted by applicable law.

       The Company has entered into indemnification agreements with its directors and officers. these agreements provide substantially broader indemnity rights than those provided under the Delaware Law and the Company's Bylaws. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against the Company or its directors or officers, but if a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by the Company, and the Company would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to the benefit of the Company but would be offset by the Company's obligations to the director or officer under the indemnification agreement.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.


Item 8.  EXHIBITS


      Number   Exhibit
      ------   -------
        4      Instruments Defining Rights of Stockholders.  Reference is made to Registrant's Registration Statement No. 00-19891 on Form 8-A
               which is incorporated herein by reference pursuant to Item 3(d).
        5      Opinion and consent of Brobeck, Phleger & Harrison LLP.
       23.1    Consent of Ernst & Young LLP, Independent Auditors.
       23.2    Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
       24.0    Power of Attorney.  Reference is made to page II-4 of this
               Registration Statement.
       99.1    Schuler Homes, Inc. 1998 Employee Stock Purchase Plan.
       99.2    Form of Enrollment/Beneficiary Election Notice in connection with the Schuler Homes, Inc. 1998 Employee Stock Purchase Plan.
       99.3    Form of Stock Purchase Agreement in connection with the Schuler
               Homes, Inc. 1998 Employee Stock Purchase Plan.

Item 9.  UNDERTAKINGS

       A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to


                                        II-2.

Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Schuler Homes, Inc. 1998 Employee Stock Purchase Plan.

       B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                        II-3.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii on this 31st day of July, 1998.

                                        SCHULER HOMES, INC.


                                        By: /s/ James K. Schuler
                                           --------------------------------
                                             James K. Schuler
                                             Chairman of the Board, President
                                             and Chief Executive Officer
                                             (Principal Executive Officer)


                                  POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

               That the undersigned officers and directors of Schuler Homes, Inc., a Delaware corporation, do hereby constitute and appoint James K. Schuler and Pamela S. Jones and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                Title                              Date
---------                -----                              ----

/s/ James K. Schuler     Chairman of the Board, President          July 31, 1998
----------------------   and Chief Executive Officer
James K. Schuler         (Principal Executive Officer)

                                        II-4.


Signature                Title                              Date
---------                -----                              ----


/s/ Pamela S. Jones       Senior Vice President of Finance and     July 31, 1998
------------------------  Chief Financial Officer
Pamela S. Jones           (Principal Financial Officer)



/s/ Douglas A. Tonokawa   Vice President of Finance and            July 31, 1998
------------------------  Chief Financial Officer (Principal
Douglas A. Tonokawa       Accounting Officer)


/s/ Michael T. Jones      Director                                 July 31, 1998
------------------------
Michael T. Jones



/s/ Bert T. Kobayashi     Director                                 July 31, 1998
------------------------
Bert T. Kobayashi



/s/ Thomas A. Bevilacqua  Director                                 July 31, 1998
------------------------
Thomas A. Bevilacqua



                         Director                                  July 31, 1998
----------------------
Martin T. Hart

                                        II-5.

                                    EXHIBIT INDEX


      Number   Exhibit
      ------   -------
        4      Instruments Defining Rights of Stockholders.  Reference is made to Registrant's Registration Statement No. 00-19891 on Form 8-A
               which is incorporated herein by reference pursuant to Item 3(d).
        5      Opinion and consent of Brobeck, Phleger & Harrison LLP.
       23.1    Consent of Ernst & Young LLP, Independent Auditors.
       23.2    Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
       24.0    Power of Attorney.  Reference is made to page II-4 of this
               Registration Statement.
       99.1    Schuler Homes, Inc. 1998 Employee Stock Purchase Plan.
       99.2    Form of Enrollment/Beneficiary Election Notice in connection with the Schuler Homes, Inc. 1998 Employee Stock Purchase Plan.
       99.3    Form of Stock Purchase Agreement in connection with the Schuler
               Homes, Inc. 1998 Employee Stock Purchase Plan.

                          SECURITIES AND EXCHANGE COMMISSION

                                   WASHINGTON, D.C.


                                       EXHIBITS

                                          TO

                                       FORM S-8

                                        UNDER

                                SECURITIES ACT OF 1933


                                 SCHULER HOMES, INC.